Exhibit 99.4

Great Elm Capital Corp. Announces Its Intention to Commence a Tender Offer to Purchase up to $10 Million of its Common Stock

Boston, March 29, 2017 – Great Elm Capital Corp. (the “Company” or “GECC”), (NASDAQ: GECC), today announced its intention to commence a modified “Dutch auction” self-tender offer to purchase up to $10,000,000 in cash of its common stock, at a price per share within the range of $11.50 to $12.17, less applicable withholding taxes and without interest (the “tender offer”). The tender offer is expected to commence on or about April 3, 2017. The Nasdaq closing price of GECC’s common stock on March 29, 2017 was $11.02 per share.

This announcement does not contain the full terms and conditions of the tender offer, which will be set forth in an Offer to Purchase, Letter of Transmittal and related documentation that will be distributed to holders of the Company’s shares and filed with the U.S. Securities and Exchange Commission (the “SEC”).

The tender offer is expected to expire May 5, 2017, at 5:00 p.m., New York City time, unless the tender offer is extended or withdrawn by the Company. Tenders of shares must be made prior to the expiration of the tender offer and may be withdrawn at any time prior to the expiration of the tender offer, in each case in accordance with the procedures to be described in the tender offer materials that will be distributed to GECC stockholders. Tendering stockholders will receive distributions with respect to tendered shares where record date is before the expiration date.

The Company believes that a modified “Dutch auction” tender offer mechanism is a prudent use of the Company’s financial resources and an efficient way to return capital to stockholders who wish to receive cash for all or a portion of their shares.

A modified “Dutch auction” self-tender offer allows stockholders to tender their shares pursuant to (i) “auction tenders,” whereby stockholders indicate at what price within the Company’s specified range (in increments of $0.11 per share) they wish to tender or (ii) “purchase price tenders,” whereby stockholders indicate they are willing to sell their shares to the Company at the purchase price determined in the tender offer. When the tender offer expires, the Company will determine the purchase price, which will be the lowest price per share within the Company’s specified range that will enable the Company to purchase the maximum number of shares properly tendered in the tender offer and not properly withdrawn having an aggregate purchase price not exceeding $10,000,000 (or, if the tender offer is not fully subscribed, all shares properly tendered in the tender offer and not properly withdrawn up to $10,000,000), taking into account the number of shares tendered pursuant to auction tenders and purchase price tenders and the prices specified by stockholders tendering shares pursuant to auction tenders.

Any shares accepted for payment in the tender offer will be purchased at the same purchase price, regardless of whether they were tendered at a lower price. Upon the terms and subject to the conditions of the tender offer, stockholders will receive the purchase price in cash, less any applicable withholding taxes and without interest, for shares properly tendered (and not properly withdrawn) at prices equal to or less than the purchase price. If shares are tendered at prices at or below the purchase price with an aggregate purchase price of more than $10,000,000, tendering stockholders whose shares are tendered at or below the purchase price owning fewer than 100 shares, or “odd lot” holders, will have their shares purchased without proration and all other tendered shares will be purchased on a pro rata basis, subject to the conditional tender provisions which will be described in the Offer to Purchase. Stockholders whose shares are purchased in the tender offer will be paid the purchase price net in cash, less applicable withholding taxes and without interest, promptly after the expiration of the tender offer. All shares tendered at prices above the purchase price will not be purchased and will be returned promptly after the expiration of the tender offer to the tendering stockholders. The Company also reserves the right to purchase up to an additional 2% of its shares outstanding pursuant to and without amending or extending the tender offer.

The Company intends to use a portion of its cash and cash equivalents on hand to fund the buyback of shares in the tender offer. The tender offer will not be conditioned upon obtaining financing or any minimum number of shares being tendered; however, the tender offer will be subject to a number of other terms and conditions, which will be specified in the Offer to Purchase.

The Company’s directors and executive officers have informed the Company of their intention not to tender any shares in the tender offer.

Janney Montgomery Scott LLC (the “Dealer Manager”) will serve as dealer manager for the tender offer. MacKenzie Partners, Inc. (the “Information Agent”) will serve as information agent for the tender offer and American Stock Transfer & Trust Company, LLC (the “Depositary”) will serve as depositary for the tender offer. For more information about the tender offer, please contact MacKenzie Partners, Inc. at +1 (800) 322-2885 (toll-free).

While the Company’s board of directors authorized the tender offer, it has not made and will not be making, and none of the Company, the Company’s principals, affiliates or subsidiaries, the Dealer Manager, the Information Agent or the Depositary have made, is making or will be making, any recommendation to the Company’s stockholders as to whether to tender or refrain from tendering their shares or as to the price or prices at which stockholders may choose to tender their shares. The Company has not authorized any person to make any such recommendation. Stockholders must make their own decision as to whether to tender their shares and, if so, how many shares to tender and the price or prices at which to tender them. Stockholders are urged to carefully evaluate all of the information in the Offer to Purchase, Letter of Transmittal and related documentation, when available, and to discuss their decision with their tax advisors, financial advisors and/or brokers.

The anticipated tender offer described in this press release has not yet commenced, and while the Company intends to commence the tender offer as soon as reasonably practicable and complete the tender offer, there can be no assurance that the Company will commence or complete the tender offer on the terms described in this press release, or at all. The discussion of the tender offer contained in this press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares. If the Company commences the tender offer, the offer to purchase and the solicitation of the Company’s shares will be made only pursuant to the Offer to Purchase, the related Letter of Transmittal, and other related materials mailed or otherwise delivered to stockholders. Stockholders should read those materials and the documents incorporated therein by reference carefully when they become available because they will contain important information, including the full terms and conditions of the tender offer and complete instructions on how to tender shares. The Company will file a Tender Offer Statement on Schedule TO (the “Tender Offer Statement”) with the SEC. The Tender Offer Statement, including the Offer to Purchase, the related Letter of Transmittal and other related materials, will also be available to stockholders at no charge on the SEC’s website at www.sec.gov or from the information agent for the tender offer, MacKenzie Partners, Inc. at their website www.mackenziepartners.com or by calling toll-free at +1 800-322-2885 (bankers and brokers can call collect at +1 212-929-5500). Stockholders are urged to read those materials carefully prior to making any decisions with respect to the tender offer.

About Great Elm Capital Corp.

Great Elm Capital Corp. is an externally managed, specialty finance company focused on investing in debt instruments of middle market companies. GECC has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. GECC’s investment objective is to generate both current income and capital appreciation, while seeking to protect against risk of permanent capital loss. GECC focuses on special situations and catalyst-driven investments as it seeks attractive risk-adjusted returns.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this communication that are not historical facts are “forward-looking” statements within the meaning of the federal securities laws. These statements are often, but not always, made through the use of words or phrases such as “believe,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “estimated,” “aim,” “target,” “opportunity,” “sustained,” “positioning,” “designed,” “create,” “seek,” “would,” “could”, “potential,” “continue,” “ongoing,” “upside,” “increases,” and “potential,” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following: the success of the tender offer, the satisfaction of the conditions to the tender offer, conditions in the credit markets, the price of GECC common stock, performance of GECC’s portfolio and investment manager. Additional information concerning these and other factors can be found in GECC’s Annual Report on Form 10-K and other reports filed with the SEC. GECC assumes no obligation to, and expressly disclaims any duty to, update any forward-looking statements contained in this communication or to conform prior statements to actual results or revised expectations except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Media & Investor Contact:

Meaghan K. Mahoney

Senior Vice President

+1 (617) 375-3006

investorrelations@greatelmcap.com